As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CXApp Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-2104918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Four Palo Alto Square, Suite 200

3000 El Camino Real
Palo Alto, CA 94306
(650) 785-7171

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Khurram P. Sheikh
Chairman, Chief Executive Officer
CXApp Inc.
Four Palo Alto Square, Suite 200

3000 El Camino Real
Palo Alto, CA 94306
Tel: (650) 785-7171

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Nimish Patel, Esq.

Blake J. Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Ave., 25th Floor
New York, NY 10022

Tel: (212) 509-3900

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus that covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, subscription rights, units, and warrants in one or more offerings with a total value of up to $150,000,000; and

●	a sales agreement prospectus covering the potential offering, issuance, and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $7,959,040 pursuant to a sales agreement with Maxim Group LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares offered pursuant to the sales agreement, will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be offered pursuant to the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The common stock that may be offered, issued and sold by us under the sales agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus. In the event of the termination of the offering of common stock under the sales agreement prospectus, any portion of the $7,959,040 aggregate offering price for the common stock covered by the sales agreement prospectus that is not sold pursuant to the sales agreement prospectus will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 8, 2025

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $150,000,000 in any combination of common stock, preferred stock, warrants, units and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock and warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “CXAI” and “CXAIW”, respectively. On August 5, 2025, the closing price of our common stock as reported by Nasdaq was $0.9263 per share and the closing price of our warrants as reported by Nasdaq was $0.1098 per warrant.

As of August 8, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,877,120, which we calculated based on 23,435,234 shares of outstanding common stock as of August 8, 2025, of which 21,318,858 shares were held by non-affiliates, and a price per share of $1.12, which was the closing price of our common stock on July 23, 2025. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings, up to the maximum aggregate dollar amount $150,000,000.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “CXApp” refer to the consolidated operations of CXApp Inc. and its subsidiaries. References to “KINS” refer to the Company prior to the consummation of the Business Combination and references to “Legacy CXApp” refer to CXApp Holding Corp. prior to the consummation of the Business Combination.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus, including the information incorporated by reference, contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and documents incorporated by reference in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of them by, any other companies.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth are forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and other periodic reports incorporated herein by reference, regarding, among other things:

●	We have a history of operating losses and there is no assurance that we will ever be able to earn sufficient revenue to achieve profitability or raise additional financing to successfully operate our business plan.

●	We will need to increase the size of our organization, and we may experience difficulties in managing growth, which could hurt our financial performance.

●	Our business depends on experienced and skilled personnel, and if we are unable to attract and integrate skilled personnel, it will be more difficult for us to manage our business and complete contracts.

●	If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations and growth prospects may be materially harmed.

●	The market price of our common stock may be volatile and fluctuate substantially, which could cause the value of your investment to decline.

●	Changes in accounting principles and guidance, or their interpretation or implementation, may materially adversely affect our reported results of operations or financial position.

●	If we fail to meet the continued listing standards of Nasdaq, our common stock may be delisted, which could have a material adverse effect on the liquidity and market price of our common stock and expose us to litigation.

●	Management has identified material weaknesses in our internal control over financial reporting, which could, if not remediated, result in additional material misstatements in our interim or annual consolidated financial statements.

These risks are not exhaustive. Other sections of this prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

CXApp Inc. is in the business of delivering intelligent enterprise workplace experiences. The CXApp SaaS platform is anchored on the intersection of customer experience (CX) and artificial intelligence (AI) providing digital transformation for the physical workplace for enhanced experiences across people, places and things.

The CXApp SaaS platform offers a suite of leading-edge technology workplace experience solutions including an enterprise employee application, indoor mapping, on-device positioning, augmented reality technologies, generative AI applications and an AI-based analytics platform, targeting the emerging hybrid workplace market. CXApp creates a connected workplace by reducing app overload, data fragmentation, and complex workflows and streamlines all capabilities through The Workplace SuperApp. All features, services and integrations are housed in one easy-to-access platform allowing businesses to deliver a more holistic employee experience in a hybrid workplace.

At CXApp, we are at the forefront of transforming the modern workplace through AI-powered solutions that enhance employee experience, operational efficiency, and workplace intelligence. As a leader in this evolving market, our strategic focus is to drive sustainable growth, scale our enterprise customer base, and deliver innovative solutions that leverage data and artificial intelligence to optimize workplace experiences.

In fiscal year 2025, we prioritized three strategic pillars:

1.	AI-Driven Innovation: We advanced the development of our Generative AI-based analytics platform, designed to revolutionize the workplace by enabling organizations to analyze large datasets, generate actionable insights, and make data-driven decisions in real time. This strategic initiative positions us to meet the growing demand for AI-native solutions that drive operational efficiency and enhance employee engagement.

2.	Market Expansion and Customer Growth - “Land and Expand”: We continued to deepen our penetration in the Fortune 1000, expanding our customer base across financial services, healthcare, and technology sectors. Our targeted approach emphasizes building long-term relationships with existing clients while strategically pursuing new verticals to drive recurring revenue.

3.	Financial Discipline and Operational Efficiency: In response to broader economic headwinds, we implemented cost optimization initiatives in order to reduce operating expenses, strengthen our margins and position us for sustainable growth.

Looking forward, our leadership team remains committed to balancing innovation with financial discipline, ensuring that CXApp is positioned for long-term profitability and strategic growth of our business. By leveraging our AI-driven platform and expanding our enterprise footprint, we aim to deliver scalable, data-driven solutions that address the evolving needs of hybrid workplaces.

Corporate History

Our predecessor, KINS Technology Group Inc. (“KINS”), was incorporated in Delaware on July 20, 2020. KINS was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On December 17, 2020, KINS consummated its initial public offering of units, and simultaneously therewith, KINS consummated the sale of warrants in a private placement to KINS Capital LLC (the “Sponsor”) and certain funds and accounts managed by BlackRock, Inc. (the “Direct Anchor Investors”). On September 25, 2022, KINS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inpixon, CXApp Holding Corp. (“Legacy CXApp”) and KINS Merger Sub Inc. (“Merger Sub”). On March 14, 2023, pursuant to the Merger Agreement, we acquired the enterprise apps business (including its employee experience technologies, indoor mapping, events platform, augmented reality and related business solutions) (the “Enterprise Apps Business”) through the merger of Merger Sub with and into Legacy CXApp, with Legacy CXApp surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). In connection with the closing of the Merger, we changed our name to “CXApp Inc.” Immediately prior to the Merger, Inpixon completed an internal reorganization whereby it transferred the Enterprise Apps Business to Legacy CXApp and subsequently distributed 100% of the stock of Legacy CXApp to holders of record of Inpixon securities.

Corporate Information

We have four operating subsidiaries: (i) Legacy CXApp, a Delaware corporation, 100% of the capital stock of which is owned by CXApp, (ii) CXApp US, Inc. (formerly known as Design Reactor Inc.), a California corporation (“CXApp US”), 100% of the capital stock of which is owned by Legacy CXApp; (iii) CXApp Canada, Inc. (formerly known as Inpixon Canada), a British Columbia corporation, based in Coquitlam, British Columbia (“CXApp Canada”), 100% of the capital stock of which is owned by CXApp US; and (iv) CXApp Philippines, Inc. (formerly known as Inpixon Philippines, Inc.), a Philippines corporation (“CXApp Philippines”), 99.97% of the capital stock of which is owned by CXApp US.

Our principal executive offices are located at Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, CA 94306. Our Canadian subsidiary maintains offices in Toronto, Ontario and our Philippines subsidiary maintains offices in Manila, Philippines. Our Internet website is www.cxapp.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making any investment decision relating to our securities.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. In addition, as an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. CXApp will take advantage of these exemptions until such earlier time that it is no longer an emerging growth company. CXApp will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of our first public offering of securities; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We cannot estimate precisely the allocation of the net proceeds from these offerings. Accordingly, our management team will have broad discretion in the application of the net proceeds of these offerings, if any.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Stock

The following description summarizes some of the terms of our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”) and the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our Charter and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

We have authorized under our Charter 200,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock” or the “common stock”), and 2,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. Our Charter previously authorized Class C common stock, which was identical to our Class A common stock, except that the Class C common stock was not listed, was subject to transfer restrictions and was subject to automatic conversion in accordance with the terms of the Charter. Each share of Class C common stock automatically converted into one share of Class A common stock in accordance with the terms of the Charter.

As of August 8, 2025, we had 23,435,234 shares of common stock and 0 shares of preferred stock outstanding.

Dividend Rights

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Delaware common law also imposes a solvency requirement in connection with the payment of dividends.

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, the holders of common stock will be entitled to the payment of dividends on the common stock when, as and if declared by the CXApp board of directors (“Board”) in accordance with applicable law.

Voting Rights

Holders of common stock will be entitled to one vote for each share held as of the record date for determining stockholders entitled to vote on such matters, except as otherwise required by law.

Right to Receive Liquidation Distributions

Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up of CXApp, the funds and assets of CXApp that may be legally distributed to the stockholders will be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Matters

All outstanding shares of the common stock are fully paid and nonassessable. The common stock will not be entitled to preemptive rights and will not be subject to redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Trading Symbols and Market

Our common stock is listed on Nasdaq under the symbol “CXAI,” and our warrants are listed on Nasdaq under the symbol “CXAIW.”

Description of Preferred Stock

Under the terms of the Charter, the Board is authorized, subject to limitations prescribed by the DGCL, to issue from time to time up to 2,000,000 shares of preferred stock in one or more series, and to determine and fix the number of shares of such series and such designations, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without approval by the stockholders. The Board is authorized to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without approval by the stockholders. The Board may also authorize the issuance of preferred stock with voting or other rights that could adversely affect the voting power or other rights of the holders of common stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Warrants

Warrants to Purchase Common Stock, Preferred Stock

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock or preferred stock at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Public Warrants

As of August 8, 2025, there were 10,751,862 public warrants outstanding. Each whole warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to adjustments as set forth in the public warrants.

The Public Warrants are exercisable and will expire on March 15, 2028 or earlier upon redemption or liquidation. Public Warrants may only be exercised for a whole number of shares. No fractional warrants were issued upon separation of the units and only whole warrants trade.

If the common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor statute), the Company may, at its option, (i) require holders of public warrants who exercise public warrants to exercise such public warrants on a “cashless basis” as described in the public warrants and (ii) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the public warrants and (y) use its commercially reasonable efforts to register or qualify for sale the shares of common stock issuable upon exercise of the public warrants under applicable blue sky laws to the extent an exemption is not available.

Private Placement Warrants

As of August 8, 2025, there were 10,280,000 private placement warrants outstanding. The private placement warrants are identical to the public warrants, except that the private placement warrants and the shares of common stock issuable upon the exercise of the private placement warrants were not be transferable, assignable or salable until 30 days after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the private placement warrants are exercisable on a cashless basis and are non-redeemable, except as described above, so long as they are held by the Sponsor, the Direct Anchor Investors or their permitted transferees. If the private placement warrants are held by someone other than the Sponsor, the Direct Anchor Investors or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

Anti-Takeover Provisions

Certain provisions of Delaware law, our Charter and our Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of CXApp. They are also designed, in part, to encourage persons seeking to acquire control of CXApp to negotiate first with the Board.

Classified Board of Directors

Our Charter provides that the Board is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders following the effectiveness of our Charter, the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders following the effectiveness of our Charter, and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders following the effectiveness of our Charter. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, our Charter provides that directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of CXApp entitled to vote at an election of directors.

Board of Directors Vacancies

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, and except as otherwise provided by law, our Charter authorizes only a majority of the remaining members of the Board (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), even though less than a quorum, to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be permitted to be set only by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

The Bylaws provide that the CXApp stockholders may take any action required or permitted to be taken at an annual or special meeting of stockholders by written consent in lieu of a meeting. Our Charter and Bylaws further provide that special meetings of CXApp stockholders may be called only by the chairman of the Board, the Chief Executive Officer of CXApp or the Board pursuant to a resolution adopted by a majority of Board, and may not be called by any other person, including CXApp stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that CXApp stockholders seeking to bring business before CXApp’s annual meeting of stockholders, or to nominate candidates for election as directors at CXApp’s annual or a special meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at CXApp’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (subject to certain exceptions), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by CXApp. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude CXApp stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.

Amendment of Amended and Restated Certificate of Incorporation Provisions

Amendments to the provisions of our Charter related to preferred stock; the management of the business and for the conduct of the affairs of CXApp; special meetings; liabilities of directors of CXApp; restrictions on any business combination with any interested stockholder; indemnification of directors and officers of CXApp; and forum require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of CXApp entitled to vote thereon, voting together as a single class.

Authorized but Unissued Capital Stock

CXApp’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of CXApp by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our Charter provides that, unless CXApp consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding (“Proceeding”) brought on behalf of CXApp; (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any of CXApp’s directors, officers, or stockholders to CXApp or its stockholders; (iii) any Proceeding arising pursuant to any provision of the DGCL, amended and restated certificate of incorporation or the Bylaws; (iv) any Proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (v) any Proceeding asserting a claim against CXApp or any current or former director, officer or stockholder governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce any liability or duty created by apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Our Charter further provides that, unless CXApp consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These provisions may have the effect of discouraging lawsuits against CXApp or its directors and officers.

Limitations on Liability and Indemnification of Directors and Officers

Our Charter provides that no director of CXApp shall have any personal liability to CXApp or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Amendments to these provisions shall not adversely affect any right or protection of a director of CXApp in respect of any act or omission occurring prior to the time of such amendment.

Our Charter further provides that CXApp indemnify directors and officers to the fullest extent permitted by law. CXApp is also expressly authorized to advance certain expenses (including, without limitation, attorneys’ fees) to its directors and officers and to maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of CXApp against any expense, liability or loss, whether or not CXApp would have the power to indemnify such person against such expense, liability or loss under the DGCL.

In addition, CXApp entered into separate indemnification agreements with its directors and officers. These agreements, among other things, requires CXApp to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of CXApp’s directors or officers or any other company or enterprise to which the person provides services at CXApp’s request.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock and our public warrants, which are traded on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing the preferred stock, warrants (other than our public warrants), units or subscription rights on any securities exchange or quotation system. Any such listing with respect to our preferred stock, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of CXApp Inc. and subsidiaries as of December 31, 2024, and 2023 and the related consolidated statements of operations and comprehensive income (loss), consolidated statements of stockholders’ equity, and consolidated statements of cash flows for the year ended December 31, 2024 and for the period from March 15, 2023 to December 31, 2023 and the related notes have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined carve-out balance sheet of CXApp Holdings Corp. (f/k/a Design Reactor, Inc. and its subsidiaries) as of December 31, 2022, the related combined carve-out statements of operations and comprehensive loss, and the combined carve-out statement of changes in parent’s net investment and cash flows for the period January 1, 2023, to March 14, 2023 and the year ended December 31, 2022, and the related notes have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at www.cxapp.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on April 7, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 20, 2025;

●	our Current Reports on Form 8-K, as filed with the SEC on January 2, 2025, March 31, 2025, April 1, 2025, April 7, 2025 (only with respect to the disclosures under Item 4.02 thereof), and May 20, 2025; and

●	the description of our Class A common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 7, 2025, and any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

CXApp Inc.

Attention: Chief Financial Officer

Four Palo Alto Square, Suite 200

3000 El Camino Real

Palo Alto, CA 94306

(650) 785-7171

$150,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 8, 2025

PROSPECTUS

Up to $7,959,040

Common Stock

We have entered into an At the Market Offering Agreement (the “sales agreement”) with Maxim Group LLC (“Maxim”) relating to the sale of our Class A common stock, par value $0.0001 per share (the “Class A common stock” or the “common stock”), offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $7,959,040 from time to time through Maxim acting as sales agent and/or principal.

Sales of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, including in privately negotiated transactions. Maxim will use its commercially reasonable efforts to sell on our behalf all the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”

Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. See “Plan of Distribution” beginning on page S-20 of this prospectus supplement for additional information regarding the compensation to be paid to Maxim. In connection with the sale of shares of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock and warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “CXAI” and “CXAIW”, respectively. On August 5, 2025, the closing price of our common stock as reported by Nasdaq was $0.9263 per share and the closing price of our warrants as reported by Nasdaq was $0.1098 per warrant.

As of August 8, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $23,877,120, which we calculated based on 23,435,234 shares of outstanding common stock as of August 8, 2025, of which 21,318,858 shares were held by non-affiliates, and a price per share of $1.12, which was the closing price of our common stock on July 23, 2025. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities with a value exceeding one-third of the aggregate market value of our outstanding common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is ________________, 2025.

TABLE OF CONTENTS

Prospectus

S-i

ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $150,000,000. The $7,959,040 of shares of common stock that may be offered, issued and sold under this prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus is a part, this prospectus will be deemed a prospectus supplement to such base prospectus.

We provide information to you about this offering of shares of our common stock in two separate documents: (i) this prospectus, which describes the specific details regarding this offering; and (ii) the base prospectus referred to on the cover page of this prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. You should read both this prospectus and the base prospectus as well as the information contained in the documents incorporated by reference herein and the additional information described in this prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before investing in our common stock. These documents contain important information that you should consider when making your investment decision. This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus or any document incorporated by reference herein filed prior to the date of this prospectus, you should rely on the information in this prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated herein by reference in this prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “CXApp” refer to the consolidated operations of CXApp Inc. and its subsidiaries. References to “KINS” refer to the Company prior to the consummation of the Business Combination and references to “Legacy CXApp” refer to CXApp Holding Corp. prior to the consummation of the Business Combination.

We have authorized only the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Maxim and any other underwriters have not, authorized anyone to provide you with information that is different. We and Maxim take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or the date of any sale of our common stock.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

This prospectus, including the information incorporated by reference, contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and documents incorporated by reference in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of them by, any other companies.

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products and services, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth are forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and other periodic reports incorporated herein by reference, regarding, among other things:

●	We have a history of operating losses and there is no assurance that we will ever be able to earn sufficient revenue to achieve profitability or raise additional financing to successfully operate our business plan.

●	We will need to increase the size of our organization, and we may experience difficulties in managing growth, which could hurt our financial performance.

●	Our business depends on experienced and skilled personnel, and if we are unable to attract and integrate skilled personnel, it will be more difficult for us to manage our business and complete contracts.

●	If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations and growth prospects may be materially harmed.

●	The market price of our common stock may be volatile and fluctuate substantially, which could cause the value of your investment to decline.

●	Changes in accounting principles and guidance, or their interpretation or implementation, may materially adversely affect our reported results of operations or financial position.

●	If we fail to meet the continued listing standards of Nasdaq, our common stock may be delisted, which could have a material adverse effect on the liquidity and market price of our common stock and expose us to litigation.

●	Management has identified material weaknesses in our internal control over financial reporting, which could, if not remediated, result in additional material misstatements in our interim or annual consolidated financial statements.

These risks are not exhaustive. Other sections of this prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-10 of this prospectus and under similar sections of the other periodic reports incorporated herein by reference, along with the consolidated financial statements of XTI Aerospace and Legacy XTI and notes to those consolidated financial statements, before making an investment decision.

Overview of Our Business

CXApp Inc. is in the business of delivering intelligent enterprise workplace experiences. The CXApp SaaS platform is anchored on the intersection of customer experience (CX) and artificial intelligence (AI) providing digital transformation for the physical workplace for enhanced experiences across people, places and things.

The CXApp SaaS platform offers a suite of leading-edge technology workplace experience solutions including an enterprise employee application, indoor mapping, on-device positioning, augmented reality technologies, generative AI applications and an AI-based analytics platform, targeting the emerging hybrid workplace market. CXApp creates a connected workplace by reducing app overload, data fragmentation, and complex workflows and streamlines all capabilities through The Workplace SuperApp. All features, services and integrations are housed in one easy-to-access platform allowing businesses to deliver a more holistic employee experience in a hybrid workplace.

At CXApp, we are at the forefront of transforming the modern workplace through AI-powered solutions that enhance employee experience, operational efficiency, and workplace intelligence. As a leader in this evolving market, our strategic focus is to drive sustainable growth, scale our enterprise customer base, and deliver innovative solutions that leverage data and artificial intelligence to optimize workplace experiences.

In fiscal year 2025, we prioritized three strategic pillars:

1.	AI-Driven Innovation: We advanced the development of our Generative AI-based analytics platform, designed to revolutionize the workplace by enabling organizations to analyze large datasets, generate actionable insights, and make data-driven decisions in real time. This strategic initiative positions us to meet the growing demand for AI-native solutions that drive operational efficiency and enhance employee engagement.

2.	Market Expansion and Customer Growth - “Land and Expand”: We continued to deepen our penetration in the Fortune 1000, expanding our customer base across financial services, healthcare, and technology sectors. Our targeted approach emphasizes building long-term relationships with existing clients while strategically pursuing new verticals to drive recurring revenue.

3.	Financial Discipline and Operational Efficiency: In response to broader economic headwinds, we implemented cost optimization initiatives in order to reduce operating expenses, strengthen our margins and position us for sustainable growth.

Looking forward, our leadership team remains committed to balancing innovation with financial discipline, ensuring that CXApp is positioned for long-term profitability and strategic growth of our business. By leveraging our AI-driven platform and expanding our enterprise footprint, we aim to deliver scalable, data-driven solutions that address the evolving needs of hybrid workplaces.

Recent Events

March 2025 Securities Purchase Agreement with Avondale Capital, LLC

On March 26, 2025, we entered into a Securities Purchase Agreement (the “Avondale Purchase Agreement”) with Avondale Capital, LLC (“Avondale”), providing us with a financing commitment of up to $20,000,000 in the form of one or more prepaid common stock purchases. Under the Avondale Purchase Agreement, we issued and sold to Avondale an initial prepaid purchase in the principal amount of $4,200,000 (the “Initial Avondale Pre-Paid Purchase”), and we delivered 80,000 shares of our common stock (the “Commitment Shares”) to Avondale at closing as a financing fee. After an original issue discount of $200,000 and a $10,000 transaction expense payable to Avondale, the net cash proceeds to us from the Initial Avondale Pre-Paid Purchase were $3,990,000.

Each pre-paid purchase under the Avondale Purchase Agreement (each, an “Avondale Pre-Paid Purchase”) is an unsecured prepaid investment that carries a principal balance which can be satisfied (redeemed) by the issuance of common stock to Avondale, at Avondale’s election, from time to time. In other words, at any time after the Initial Avondale Pre-Paid Purchase (and subject to a restricted period and the effectiveness of the registration statement covering the resale of the shares issuable in satisfaction of an Avondale Pre-Paid Purchase), Avondale has the right (but not the obligation) to require us to issue and deliver shares of common stock (the “Avondale Purchase Shares”) in lieu of cash, as redemption of the outstanding balance of an Avondale Pre-Paid Purchase. The Avondale Purchase Shares will be issued at a per-share price equal to the lower of (i) 120% of the Nasdaq-defined “Minimum Price” as of the date of the applicable Avondale Pre-Paid Purchase closing, or (ii) 91% of the lowest daily volume-weighted average price (VWAP) of our common stock during the ten (10) consecutive trading days immediately prior to the date on which Avondale elects to receive shares. However, in no event will the Avondale Purchase Share price be lower than a fixed floor price equal to 20% of the applicable Nasdaq Minimum Price.

In addition to the Initial Avondale Pre-Paid Purchase, the Avondale Purchase Agreement allows us, at our discretion, to request one or more additional Avondale Pre-Paid Purchases from Avondale to draw down further funding from the $20 million total commitment, provided certain conditions are satisfied. Such conditions include (among others) that our common stock continues to meet specified minimum trading volume thresholds and that we obtain stockholder approval as required by Nasdaq Listing Rule 5635(d) to issue shares in excess of 19.99% of our outstanding stock (the “Exchange Cap”). We obtained such stockholder approval at our annual meeting of stockholders held on May 20, 2025. Each additional Avondale Pre-Paid Purchase (if we choose to request any) will be subject to an original issue discount of 5%, will carry the same 20% floor price protection, and will use a similar pricing formula (with a “fixed” price component capped at 120% of the Minimum Price at closing of that tranche) for any Avondale Purchase Shares issued thereunder. We are not obligated to request any Avondale Pre-Paid Purchase beyond the initial one, and we retain full discretion to determine if and when to draw on the remaining commitment, subject to the agreement’s conditions.

Pursuant to the Avondale Purchase Agreement, we agreed to file a registration statement with the SEC covering the resale by Avondale of at least 18,500,000 shares (inclusive of the 80,000 Commitment Shares) within 30 days of the initial closing and, following our receipt of stockholder approval for issuances of shares of common stock in excess of the Exchange Cap, we agreed to file one or more registration statements as necessary to have sufficient shares of common stock registered to accommodate the full commitment amount. Avondale agreed to waive such registration rights with respect to the filing of this registration statement, pursuant to a waiver that we obtained from Avondale on August 8, 2025.

Corporate History

Our predecessor, KINS Technology Group Inc. (“KINS”), was incorporated in Delaware on July 20, 2020. KINS was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On December 17, 2020, KINS consummated its initial public offering of units, and simultaneously therewith, KINS consummated the sale of warrants in a private placement to KINS Capital LLC (the “Sponsor”) and certain funds and accounts managed by BlackRock, Inc. (the “Direct Anchor Investors”). On September 25, 2022, KINS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inpixon, CXApp Holding Corp. (“Legacy CXApp”) and KINS Merger Sub Inc. (“Merger Sub”). On March 14, 2023, pursuant to the Merger Agreement, we acquired the enterprise apps business (including its employee experience technologies, indoor mapping, events platform, augmented reality and related business solutions) (the “Enterprise Apps Business”) through the merger of Merger Sub with and into Legacy CXApp, with Legacy CXApp surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). In connection with the closing of the Merger, we changed our name to “CXApp Inc.” Immediately prior to the Merger, Inpixon completed an internal reorganization whereby it transferred the Enterprise Apps Business to Legacy CXApp and subsequently distributed 100% of the stock of Legacy CXApp to holders of record of Inpixon securities.

Corporate Information

We have four operating subsidiaries: (i) Legacy CXApp, a Delaware corporation, 100% of the capital stock of which is owned by CXApp, (ii) CXApp US, Inc. (formerly known as Design Reactor Inc.), a California corporation (“CXApp US”), 100% of the capital stock of which is owned by Legacy CXApp; (iii) CXApp Canada, Inc. (formerly known as Inpixon Canada), a British Columbia corporation, based in Coquitlam, British Columbia (“CXApp Canada”), 100% of the capital stock of which is owned by CXApp US; and (iv) CXApp Philippines, Inc. (formerly known as Inpixon Philippines, Inc.), a Philippines corporation (“CXApp Philippines”), 99.97% of the capital stock of which is owned by CXApp US.

Our principal executive offices are located at Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, CA 94306. Our Canadian subsidiary maintains offices in Toronto, Ontario and our Philippines subsidiary maintains offices in Manila, Philippines. Our Internet website is www.cxapp.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making any investment decision relating to our securities.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

In April 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. In addition, as an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. CXApp will take advantage of these exemptions until such earlier time that it is no longer an emerging growth company. CXApp will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of our first public offering of securities; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

We are also a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock to be offered by us pursuant to this prospectus	Shares of our common stock having an aggregate offering price of up to $7,959,040.

Common stock outstanding after this offering(1)	Up to 32,027,525 shares of common stock, assuming sales of 8,592,291 shares of common stock at a price of $0.9263 per share, which was the closing price of our common stock on the Nasdaq Capital Market on August 5, 2025. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.

Market for common stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “CXAI.”

Manner of offering	Sales of shares of our common stock, if any, will be made pursuant to the terms of the sales agreement between us and Maxim Group LLC. Sales of the shares will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act. Maxim Group LLC will act as sales agent and will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution.”

Use of proceeds	We plan to use the net proceeds from this offering, if any, for general working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-10 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Exclusive sales agent	Maxim Group LLC is acting as the exclusive sales agent in connection with this offering.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 23,435,234 shares of our common stock outstanding as of August 8, 2025, and excludes, as of that date, the following:

●	2,179,900 shares of common stock issuable upon the exercise of outstanding stock options under the Company’s Amended and Restated 2023 Equity Incentive Plan (the “A&R Incentive Plan”), having a weighted average exercise price of $1.44 per share;

●	559,020 shares of common stock issuable upon the vesting of outstanding restricted stock units under the A&R Incentive Plan;

●	2,937,080 shares of common stock available for future issuance under the A&R Incentive Plan;

●	10,751,862 shares of common stock issuable upon the exercise of public warrants at an exercise price of $11.50 per share;

●	10,280,000 shares of common stock issuable upon the exercise of private placement warrants at an exercise price of $11.50 per share;

●	40,431,558 shares of common stock issuable in satisfaction of pre-paid purchases with an aggregate outstanding balance of approximately $7.42 million, which pre-paid purchases were issued to Avondale pursuant to the Avondale Purchase Agreement, assuming such shares are issued at the applicable floor price set forth in each pre-paid purchase, subject to Avondale’s sole discretion to take delivery of the shares in satisfaction of all or a portion of the outstanding balance of such pre-paid purchases; and

●	4,692,215 shares of common stock issuable in satisfaction of pre-paid purchases with an aggregate outstanding balance of $1.55 million, which pre-paid purchases were issued to Streeterville Capital, LLC (“Streeterville”) pursuant to that certain Securities Purchase Agreement, dated as of May 22, 2024, by and between the Company and Streeterville (the “Streeterville Purchase Agreement”), assuming such shares are issued at the applicable floor price set forth in each pre-paid purchase, subject to Streeterville’s sole discretion to take delivery of the shares in satisfaction of all or a portion of the outstanding balance of such pre-paid purchases.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus and the information incorporated by reference herein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and to our Common Stock

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. For illustrative purposes, assuming that an aggregate of 8,592,291 shares of our common stock are sold at a price of $0.9263 per share, the last reported sale price of our common stock on Nasdaq on August 5, 2025, for aggregate gross proceeds of approximately $7,959,040, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of approximately $0.8373 per share, representing the difference between our net tangible book value per share as of March 31, 2025, and our pro forma net tangible book value per share after giving effect to this offering at the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares of common stock we will issue under the sales agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to request Maxim to sell on our behalf shares of common stock at any time throughout the term of the sales agreement, and Maxim will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares. The number of shares that are sold by Maxim after we request that sales be made will fluctuate based on the market price of our common stock during the sales period and limits we set with Maxim. Because the price per share of our common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible to predict the number of shares of common stock that will ultimately be issued by us under the sales agreement or the amount of gross proceeds to be raised in connection with those sales. In addition, investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders. In addition, to the extent that outstanding warrants or options are exercised, new options or other equity awards are issued under our equity incentive plan, or we issue additional shares in the future, including pursuant to the pre-paid purchases we issued pursuant to the Avondale Purchase Agreement and the Streeterville Purchase Agreement and any additional pre-paid purchases we may issue pursuant to such purchase agreements, stockholders may experience further dilution.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common stock is delisted, market liquidity for our common stock could be severely affected and our stockholders’ ability to sell their shares of our common stock could be limited. A delisting of our common stock from Nasdaq would negatively affect the value of our common stock. A delisting of our common stock could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

We do not intend to pay dividends on our common stock, so any returns will be substantially limited to the value of our common stock.

We have no current plans to pay any cash dividends on our common stock. The declaration, amount and payment of any future dividends on shares of our common stock will be at the sole discretion of our Board. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends from future earnings for the foreseeable future. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on our or our subsidiaries’ payment of dividends to our stockholders and such other factors as our Board may deem relevant. In addition, our ability to pay dividends is limited by our indebtedness and may be limited by covenants of any future indebtedness we incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $7,959,040 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the sales agreement with Maxim as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled “Risk Factors—Risks Related to this Offering and to our Common Stock—Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of certain of our securities, which does not purport to be complete and is subject to, and qualified in its entirety by reference to, our organizational documents and the related transaction documents, as applicable, copies of which have been or will be filed or incorporated by reference herein.

Common Stock

Under our second amended and restated certificate of incorporation (the “Charter”), we are authorized to issue up to 200,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock” or the “common stock”). As of August 8, 2025, 23,435,234 shares of common stock were issued and outstanding.

Our Charter previously authorized Class C common stock, which was identical to our Class A common stock, except that the Class C common stock was not listed, was subject to transfer restrictions and was subject to automatic conversion in accordance with the terms of the Charter. Each share of Class C common stock automatically converted into one share of Class A common stock in accordance with the terms of the Charter.

Dividend Rights

The General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Delaware common law also imposes a solvency requirement in connection with the payment of dividends.

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, the holders of common stock will be entitled to the payment of dividends on the common stock when, as and if declared by the CXApp board of directors (“Board”) in accordance with applicable law.

Voting Rights

Holders of common stock will be entitled to one vote for each share held as of the record date for determining stockholders entitled to vote on such matters, except as otherwise required by law.

Right to Receive Liquidation Distributions

Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up of CXApp, the funds and assets of CXApp that may be legally distributed to the stockholders will be distributed among the holders of the then outstanding common stock pro rata in accordance with the number of shares of common stock held by each such holder.

Other Matters

All outstanding shares of the common stock are fully paid and nonassessable. The common stock will not be entitled to preemptive rights and will not be subject to redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Trading Symbols and Market

Our common stock is listed on Nasdaq under the symbol “CXAI,” and our warrants are listed on Nasdaq under the symbol “CXAIW.”

Preferred Stock

Under the terms of the Charter, the Board is authorized, subject to limitations prescribed by the DGCL, to issue from time to time up to 2,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, and to determine and fix the number of shares of such series and such designations, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without approval by the stockholders. The Board is authorized to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without approval by the stockholders. The Board may also authorize the issuance of preferred stock with voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. As of August 8, 2025, 0 shares of preferred stock were issued and outstanding.

The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Anti-Takeover Provisions

Certain provisions of Delaware law, our Charter and our amended and restated bylaws (the “Bylaws”), which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of CXApp. They are also designed, in part, to encourage persons seeking to acquire control of CXApp to negotiate first with the Board.

Classified Board of Directors

Our Charter provides that the Board is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders following the effectiveness of our Charter, the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders following the effectiveness of our Charter, and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders following the effectiveness of our Charter. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, our Charter provides that directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of CXApp entitled to vote at an election of directors.

Board of Directors Vacancies

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, and except as otherwise provided by law, our Charter authorizes only a majority of the remaining members of the Board (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), even though less than a quorum, to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be permitted to be set only by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

The Bylaws provide that the CXApp stockholders may take any action required or permitted to be taken at an annual or special meeting of stockholders by written consent in lieu of a meeting. Our Charter and Bylaws further provide that special meetings of CXApp stockholders may be called only by the chairman of the Board, the Chief Executive Officer of CXApp or the Board pursuant to a resolution adopted by a majority of Board, and may not be called by any other person, including CXApp stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that CXApp stockholders seeking to bring business before CXApp’s annual meeting of stockholders, or to nominate candidates for election as directors at CXApp’s annual or a special meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at CXApp’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (subject to certain exceptions), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by CXApp. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude CXApp stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.

Amendment of Amended and Restated Certificate of Incorporation Provisions

Amendments to the provisions of our Charter related to preferred stock; the management of the business and for the conduct of the affairs of CXApp; special meetings; liabilities of directors of CXApp; restrictions on any business combination with any interested stockholder; indemnification of directors and officers of CXApp; and forum require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of CXApp entitled to vote thereon, voting together as a single class.

Authorized but Unissued Capital Stock

CXApp’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of CXApp by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our Charter provides that, unless CXApp consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding (“Proceeding”) brought on behalf of CXApp; (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any of CXApp’s directors, officers, or stockholders to CXApp or its stockholders; (iii) any Proceeding arising pursuant to any provision of the DGCL, amended and restated certificate of incorporation or the Bylaws; (iv) any Proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (v) any Proceeding asserting a claim against CXApp or any current or former director, officer or stockholder governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce any liability or duty created by apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Our Charter further provides that, unless CXApp consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These provisions may have the effect of discouraging lawsuits against CXApp or its directors and officers.

Limitations on Liability and Indemnification of Directors and Officers

Our Charter provides that no director of CXApp shall have any personal liability to CXApp or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Amendments to these provisions shall not adversely affect any right or protection of a director of CXApp in respect of any act or omission occurring prior to the time of such amendment.

Our Charter further provides that CXApp indemnify directors and officers to the fullest extent permitted by law. CXApp is also expressly authorized to advance certain expenses (including, without limitation, attorneys’ fees) to its directors and officers and to maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of CXApp against any expense, liability or loss, whether or not CXApp would have the power to indemnify such person against such expense, liability or loss under the DGCL.

In addition, CXApp entered into separate indemnification agreements with its directors and officers. These agreements, among other things, requires CXApp to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of CXApp’s directors or officers or any other company or enterprise to which the person provides services at CXApp’s request.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Public Warrants

As of August 8, 2025, there were 10,751,862 public warrants outstanding. Each whole warrant entitles the holder thereof to purchase one share of our common stock at a price of $11.50 per share, subject to adjustments as set forth in the public warrants.

The Public Warrants are exercisable and will expire on March 15, 2028 or earlier upon redemption or liquidation. Public Warrants may only be exercised for a whole number of shares. No fractional warrants were issued upon separation of the units and only whole warrants trade.

If the common stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor statute), the Company may, at its option, (i) require holders of public warrants who exercise public warrants to exercise such public warrants on a “cashless basis” as described in the public warrants and (ii) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the public warrants and (y) use its commercially reasonable efforts to register or qualify for sale the shares of common stock issuable upon exercise of the public warrants under applicable blue sky laws to the extent an exemption is not available.

Private Placement Warrants

As of August 8, 2025, there were 10,280,000 private placement warrants outstanding. The private placement warrants are identical to the public warrants, except that the private placement warrants and the shares of common stock issuable upon the exercise of the private placement warrants were not be transferable, assignable or salable until 30 days after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the private placement warrants are exercisable on a cashless basis and are non-redeemable, except as described above, so long as they are held by the Sponsor, the Direct Anchor Investors or their permitted transferees. If the private placement warrants are held by someone other than the Sponsor, the Direct Anchor Investors or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

DILUTION

Investors purchasing our common stock in this offering will experience immediate dilution in the net tangible book value of their shares of common stock. Our net tangible book value as of March 31, 2025 was approximately ($7.9 million), or ($0.40) per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after giving effect to this offering.

After giving effect to (i) the issuance, pursuant to the Avondale Purchase Agreement, of 80,000 Commitment Shares to Avondale and the Initial Avondale Pre-Paid Purchase in the initial principal amount of $4.20 million, less a $0.20 million original issue discount and $0.10 million in transaction-related fees, resulting in net cash proceeds to the Company of $3.99 million, (ii) the issuance of 324,889 shares of common stock to Streeterville in satisfaction of approximately $0.25 million of the outstanding balance of Pre-Paid Purchase #1, which was issued by the Company to Streeterville on May 22, 2024 pursuant to the Streeterville Purchase Agreement, (iii) the issuance of an aggregate of 1,230,489 shares of common stock to Streeterville in satisfaction of an aggregate of approximately $1.08 million of the outstanding balance of Pre-Paid Purchase #2, which was issued by the Company to Streeterville on September 30, 2024 pursuant to the Streeterville Purchase Agreement, (iv) the issuance of an aggregate of 1,994,072 shares of common stock to Streeterville in satisfaction of an aggregate of $1.7 million of the outstanding balance of Pre-Paid Purchase #3, which was issued by the Company to Streeterville on December 9, 2024 pursuant to the Streeterville Purchase Agreement, and (v) the issuance to Avondale of Pre-Paid Purchase #2 in the initial principal amount of $3.15 million, less a $0.15 million original issue discount, resulting in net cash proceeds to the Company of $3.0 million (collectively, the “pro forma adjustments”), our pro forma net tangible book value as of March 31, 2025 would have been approximately ($4.8 million), or ($0.20) per share.

After giving further effect to the sale by us of shares of our common stock in the aggregate gross amount of approximately $7,959,040 in this offering at an assumed offering price of $0.9263 per share, the closing price of our common stock on the Nasdaq Capital Market on August 5, 2025, and after deducting commissions and estimated offering expenses of approximately $106,000 payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $2.9 million, or $0.09 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.29 per share to existing stockholders and results in immediate dilution in net tangible book value to investors purchasing our securities in this offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share for this offering		$0.9263
Historical net tangible book value per share as of March 31, 2025	$(0.40)
Pro forma increase per share attributable to the pro forma adjustments	$0.20
Pro forma net tangible book value per share after the pro forma adjustments		$(0.20)
Increase in pro forma as adjusted net tangible book value per share after this offering	$0.29
Pro forma as adjusted net tangible book value per share as of March 31, 2025, after giving effect to this offering		$0.09
Dilution per share to new investors		$0.8373

The foregoing table does not take into account dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the assumed public offering price in this offering or shares of common stock issued after March 31, 2025.

The foregoing table is based on 19,805,784 shares of our common stock outstanding as of March 31, 2025, and, excludes, as of that date, the following:

●	1,799,550 shares of common stock issuable upon the exercise of outstanding stock options under the Company’s 2023 Equity Incentive Plan (the “Incentive Plan”), having a weighted average exercise price of $1.52 per share;

●	677,435 shares of common stock issuable upon the vesting of outstanding restricted stock units under the Incentive Plan;

●	2,110,500 shares of common stock available for future issuance under the Incentive Plan;

●	10,751,862 shares of common stock issuable upon the exercise of public warrants at an exercise price of $11.50 per share;

●	10,280,000 shares of common stock issuable upon the exercise of private placement warrants at an exercise price of $11.50 per share; and

●	prior to the pro forma adjustments described above, 13,276,876 shares of common stock issuable in satisfaction of pre-paid purchases with an aggregate outstanding balance of $4.52 million, which pre-paid purchases were issued to Streeterville pursuant to the Streeterville Purchase Agreement , assuming such shares are issued at the applicable floor price set forth in each pre-paid purchase, subject to Streeterville’s sole discretion to take delivery of the shares in satisfaction of all or a portion of the outstanding balance of such pre-paid purchases.

To the extent that any outstanding warrants or options are exercised, new options or other equity awards are issued under our equity incentive plan, or we issue additional shares in the future, there will be further dilution to new investors participating in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the sales agreement, dated as of August 8, 2025, with Maxim, under which we may issue and sell shares of our common stock having an aggregate offering price of up to $7,959,040 from time to time through Maxim acting as our sales agent. In no event will the actual number of shares of common stock offered and sold by us pursuant to the sales agreement exceed the number of shares that we have available and authorized for issuance under our certificate of incorporation.

The sales agreement provides that sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act including sales made directly on or through Nasdaq, the existing trading market for our common stock, or any other existing trading market in the Unites States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Maxim as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Maxim will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Maxim. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Maxim will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Maxim may suspend the offering of the shares of common stock being made through Maxim under the sales agreement at any time upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day, or such other settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, in return for payment of the net proceeds to us. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Maxim a cash commission of 3.0% of the gross sales price of the shares of our common stock that Maxim sells pursuant to the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse Maxim for reasonable fees and expenses of Maxim’s counsel in an amount up to $25,000. In addition, we have agreed to reimburse Maxim for its counsel’s legal fees in an amount of up to a maximum of $3,500 per Representation Date (as defined in the sales agreement) in connection with ongoing diligence arising from the transactions contemplated by the sales agreement. We will report at least quarterly the number of shares of our common stock sold through Maxim under the sales agreement, the net proceeds to us and the compensation paid by us to Maxim in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Maxim will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Maxim against certain liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to this prospectus will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus or termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

Maxim and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Maxim and such affiliates may in the future receive customary fees and expenses for these transactions. Maxim or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus may be made available in electronic format on a website maintained by Maxim, and Maxim may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the sales agreement. A copy of the sales agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Our common stock is listed on Nasdaq under the symbol “CXAI,” and our warrants are listed on Nasdaq under the symbol “CXAIW.”

Other than in the United States, no action has or will be been taken by us or Maxim that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Maxim is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated balance sheets of CXApp Inc. and subsidiaries as of December 31, 2024, and 2023 and the related consolidated statements of operations and comprehensive income (loss), consolidated statements of stockholders’ equity, and consolidated statements of cash flows for the year ended December 31, 2024 and for the period from March 15, 2023 to December 31, 2023 and the related notes have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined carve-out balance sheet of CXApp Holdings Corp. (f/k/a Design Reactor, Inc. and its subsidiaries) as of March 14, 2023, the related combined carve-out statements of operations and comprehensive loss, and the combined carve-out statement of changes in parent’s net investment and cash flows for the period January 1, 2023, to March 14, 2023, and the related notes have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at www.cxapp.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on April 7, 2025;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, as filed with the SEC on May 20, 2025;

●	our Current Reports on Form 8-K, as filed with the SEC on January 2, 2025, March 31, 2025, April 1, 2025, April 7, 2025 (only with respect to the disclosures under Item 4.02 thereof), May 20, 2025 and August 4, 2025; and

●	the description of our Class A common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 7, 2025, and any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

CXApp Inc.

Attention: Chief Financial Officer

Four Palo Alto Square, Suite 200

3000 El Camino Real

Palo Alto, CA 94306

(650) 785-7171

In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.”

Up to $7,959,040

PROSPECTUS

MAXIM GROUP LLC

     , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by the Company in connection with the distribution of its securities being registered in this registration statement.

SEC registration fee		$22,965
FINRA filing fee		$23,000
Transfer agent’s fees and expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Trustee fees and expenses	$		*
Miscellaneous fees and expenses	$		*
Total	$		*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, our Charter provides that a director will not be personally liable to CXApp or the CXApp stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to CXApp or the CXApp stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our Bylaws provide that CXApp will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation provision, bylaw provision, agreement, vote of the CXApp stockholders or disinterested directors or otherwise.

Additionally, our Charter contains provisions that limit the liability of CXApp’s directors for damages to the fullest extent permitted by Delaware law. Consequently, CXApp’s directors will not be personally liable to CXApp or its stockholders for damages as a result of an act or failure to act in his or her capacity as a director, unless the presumption that directors are acting in good faith, on an informed basis, and with a view to the interests of the corporation has been rebutted and it is proven that the director’s act or failure to act constituted a breach of his or her fiduciary duties as a director and such breach involved intentional misconduct, fraud or a knowing violation of law. Our certificate of incorporation requires CXApp to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. CXApp maintains a directors’ and officers’ insurance policy pursuant to which CXApp’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. In addition, CXApp entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require CXApp to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of CXApp’s directors or officers or any other company or enterprise to which the person provides services at CXApp’s request.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

1.2**	At the Market Offering Agreement, dated August 8, 2025, by and between CXApp Inc. and Maxim Group LLC

2.1+	Agreement and Plan of Merger, dated as of September 25, 2022, by and among KINS, KINS Merger Sub Inc., Inpixon and Legacy CXApp (incorporated herein by reference to Exhibit 2.1 to KINS’ Form 8-K filed with the SEC on September 26, 2022)

2.2+	Separation and Distribution Agreement, dated as of September 25, 2022, by and among Legacy CXApp, Design Reactor, Inc., Inpixon and KINS (incorporated herein by reference to Exhibit 2.2 to KINS’ Form 8-K filed with the SEC on September 26, 2022).

3.1	Certificate of Validation, filed with the Delaware Secretary of State on August 4, 2025 (incorporated herein by reference to Exhibit 3.1 to CXApp’s Form 8-K filed with the SEC on August 4, 2025)

3.2**	Second Amended and Restated Certificate of Incorporation

3.3**	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on March 17, 2023

3.4	Bylaws of CXApp (incorporated herein by reference to Exhibit 3.2 to CXApp’s Form 10-Q filed with the SEC on November 12, 2024)

4.1	Specimen Warrant Certificate of CXApp Inc. (incorporated herein by reference to Exhibit 4.1 to CXApp’s Form 8-K filed with the SEC on March 20, 2023)

4.2	Specimen CXApp Inc. Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to CXApp’s Form 8-K filed with the SEC on March 20, 2023)

4.3	Warrant Purchase Agreement, dated as of December 14, 2020, by and between KINS and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 to KINS’ Form 8-K filed with the SEC on December 21, 2020)

4.4*	Form of Certificate of Designations, Rights and Preferences of Preferred Stock

4.5*	Form of Warrant and Warrant Agreement for Common Stock

4.6*	Form of Warrant and Warrant Agreement for Preferred Stock

4.7*	Form of Unit Agreement

4.8*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)

5.1**	Opinion of Mitchell Silberberg & Knupp LLP

23.1**	Consent of WithumSmith+Brown, PC

23.2**	Consent of Marcum LLP

23.3**	Consent of Mitchell Silberberg & Knupp LLP (included within the opinion filed as Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page)

107**	Filing Fee Table

*	To be filed with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.
**	Filed herewith.
+	Exhibits, schedules and similar attachments have been omitted pursuant to Item 601 of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on August 8, 2025.

CXAPP INC.

By:	/s/ Khurram P. Sheikh
Khurram P. Sheikh
Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Khurram P. Sheikh and Joy Mbanugo, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Khurram P. Sheikh	Chairman, Chief Executive Officer and Director	August 8, 2025
Khurram P. Sheikh	(Principal Executive Officer)

/s/ Joy Mbanugo	Chief Financial Officer	August 8, 2025
Joy Mbanugo	(Principal Financial and Accounting Officer)

/s/ Di-Ann Eisnor	Director	August 8, 2025
Di-Ann Eisnor

/s/ Camillo Martino	Director	August 8, 2025
Camillo Martino

/s/ George Mathai	Director	August 8, 2025
George Mathai

/s/ Shanti Priya	Director	August 8, 2025
Shanti Priya